Exhibit 24


                                POWER OF ATTORNEY

     I, Brian R. Wright, a Director of The Wilber Corporation (the "Company"), hereby authorize and designate each of the following individuals: Joseph E. Sutaris and Alfred S. Whittet, as my agent and attorney-in-fact, to:

     (1)  prepare  and  sign on my  behalf  any  Form 3,  Form 4 or Form 5 under
          Section 16 of the Securities and Exchange Act of 1934 and Form 144 pursuant to Rule 144 of the Securities Act of 1933, and file the same with the Securities and Exchange Commission and each stock exchange on which the Company's securities are listed; and

     (2) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to me, in my best interest, or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

     I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and Rule 144 of the Securities Act of 1933, including, without limitation, my responsibility to timely file all Forms.

     This Power of Attorney shall remain in effect until I am no longer required to file Forms 3, 4, 5, and 144 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

Dated:  February 27, 2004                   Signed:/s/ Brian R. Wright
                                                   -------------------
                                                       Brian R. Wright

                                 ACKNOWLEDGMENT

STATE OF NEW YORK, COUNTY OF OTSEGO )          ss.:

     On the 27th day of February in the year 2004, before me, the undersigned, a notary public in and for said state, personally appeared BRIAN R. WRIGHT personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/  Linda Mary Hitchcock
-------------------------
Notary  Public -  Delaware County Commission Expires 10/9/2006
                  State of NY No. 4972852